As filed with the Securities and Exchange Commission on January 16, 2008

Registration No. 333-123469

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
1933

NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

87-0565309
(I.R.S. Employer Identification Number)

75 West Center Street
Provo, Utah 84601
(801) 345-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. Truman Hunt
Chief Executive Officer
Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah 84601
(801) 345-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

D. Matthew Dorny, Esq.	Kevin P. Kennedy, Esq.
Nu Skin Enterprises, Inc.	Simpson Thacher & Bartlett LLP
75 West Center Street	2550 Hanover Street
Provo, Utah 84601	Palo Alto, California 94304
(801) 345-1000	(650) 251-5000

RECENT EVENTS: DEREGISTRATION

        The Registrant registered 2,000,000 shares of its Class A common stock, par value $0.001 per share (the “Common Stock”), under the Registration Statement filed with the Securities and Exchange Commission on March 21, 2005 (Registration No. 333-123469) (the “Registration Statement”). Pursuant to an amended and restated registration rights agreement dated as of September 18, 2003, entered into among the Registrant, Sandra N. Tillotson, The Sandra N. Tillotson Family Trust and the purchasers signatory thereto (filed as Exhibit 4.6 to the Registration Statement), the Registrant’s obligation to maintain the effectiveness of the Registration Statement has expired. Accordingly, pursuant to an undertaking made in Item 17 of the Registration Statement, the Registrant hereby removes the Common Stock from registration.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on the dates noted below.

NU SKIN ENTERPRISES, INC.

By: /s/ M. TRUMAN HUNT
Name: M. Truman Hunt
Title: Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	December 5, 2007
M. Truman Hunt	(Principal Executive Officer)

*	Chief Financial Officer (Principal	December 5, 2007
Ritch N. Wood	Financial and Accounting Officer)

*	Chairman of the Board	December 5, 2007
Blake M. Roney

*	Director	December 5, 2007
Sandra N. Tillotson

*	Director	December 5, 2007
Daniel W. Campbell

*	Director	December 5, 2007
E.J. "Jake" Garn

*	Director	December 5, 2007
Andrew D. Lipman

/s/ PATRICIA NEGRON	Director	November 27, 2007
Patricia Negron

/s/ STEVEN J. LUND	Director	December 5, 2007
Steven J. Lund

/s/ CHRISTINE M. DAY	Director	December 5, 2007
Christine M. Day

/s/ DESMOND C. WONG	Director	November 30, 2007
Desmond C. Wong

*By: /s/ M. TRUMAN HUNT
M. Truman Hunt
Attorney-In-Fact